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                                                     DUQUESNE LIGHT EXHIBIT 23.1

                         Independent Auditors' Consent

  We consent to the incorporation by reference in Registration Statement Nos. 33-52782 and 33-63602, and Post Effective Amendment No. 1 to Registration Statement Nos. 33-46773 and 33-53563-01 of Duquesne Light Company on Form S-3 of our report dated January 28, 2000, appearing in this Annual Report on Form 10-K of Duquesne Light Company for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
March 29, 2000